American Capital Holdings, Inc.
              100 Village Square Crossing, Ste 202
             Palm Beach Gardens, Florida  33410-4531
                      Office:  561.207.6395
                    Facsimile:  561.207.6299

                     CORPORATE RESOLUTION
              MEETING OF THE BOARD OF DIRECTORS

                          May 31, 2005

The telephonic meeting of the Board of Directors named in the Articles of Incorporation of American Capital Holdings, Inc., a corporation organized under the laws of the State of Florida (American Capital Holdings, Inc.), was held at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida 33410-4531 on May 31, 2005.

               The following members were present:

                       Barney A. Richmond
                        Richard C. Turner
                         Matthew Salmon
                     Michael Camilleri, Esq.
                     Barry M. Goldwater, Jr.

Upon duly made, seconded and unanimously carried, Barney A. Richmond was named Chairman of the meeting and Richard Turner was designated to act as Secretary.

A motion was made and passed whereby American Capital Holdings, Inc. will spin off the common shares of the following Spin-off companies to its existing shareholders as property distributions.

For every 7.479432 shares of American Capital Holdings, Inc., American Capital will distribute one (1) share of the following companies, based on the record date of May 31, 2005.

eSecureSoft, Company                 A Super Deal.com, Inc.

For every 3.739716 shares of American Capital Holdings, Inc., American Capital will distribute one (1) share of the following companies, based on the record date of May 31, 2005.

A Classified Ad, Inc.                USAS Digital, Inc.
AAB National Company                 Pro Card Corporation
Swap and Shop.net Corp.

For every 1.290331 shares of American Capital Holdings, Inc., American Capital will distribute one (1) share of the following company, based on the record date of May 31, 2005.

MyZipSoft, Inc.

There being no further business to come before the meeting, upon duly made, seconded and unanimously carried the meeting was adjourned.



Signed:                                              Date:
                 Barney A. Richmond
                 President & Director




Signed:                                              Date:
                Richard C. Turner
                Director and Treasurer




Signed:                                              Date:
                Matthew Salmon, Director




Signed:                                              Date:
                Michael Camilleri, Director




Signed:                                              Date:
                Barry M. Goldwater Jr., Director




Signed:                                              Date:
                Douglas Sizemore, Director




Signed:                                              Date:
                Norman Taplin, Director